SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549



                                   FORM 8-K


               CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF
                      THE SECURITIES EXCHANGE ACT OF 1934


                                 May 1, 2001
                ------------------------------------------------
                Date of Report (Date of Earliest Event Reported)



                        EAGLE CAPITAL INTERNATIONAL, LTD.
             ------------------------------------------------------
             (Exact name of Registrant as specified in its charter)


                                     Nevada
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                 (State or Other Jurisdiction of Incorporation)


        0-26322                                       88-0327648
------------------------                    ---------------------------------
(Commission File Number)                    (IRS Employer Identification No.)


           20283 State Road 7, Suite 213, Boca Raton, Florida 33498
           -----------------------------------------------------------
                    (Address of Principal Executive Offices)



                                (561) 487-3600
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                       (Registrant's Telephone Number)



          -------------------------------------------------------------
          (Former Name or Former Address, if changed since last report)


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ITEM 2.   ACQUISITION OF ASSETS.

     On April 16, 2001, Eagle Capital International, Ltd. (the "Company") acquired eighty-five percent (85%) of the issued and outstanding securities of Master Srl ("Master"), an Italian corporation located in Piacenza, Italy for an aggregate purchase price of 15,462,350,000 Lire or approximately $7,191,000 U.S. The Company is acquiring Master for cash derived from operations and the sale of the Company's securities to accredited investors. The acquisition is subject to due diligence and a final audit by the Company which is expected to be completed on or before May 31, 2001.

     Master has been in business for almost 50 years. It is the leader in the manufacture of security doors that are bullet-proof, fire-explosion proof and contain special locks. Master markets its doors under the name Master Door. Business Dimensions, Inc. has the exclusive license for North America to market and distribute Master products.


ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS.

     The financial statements required regarding the aforesaid acquisition by the Company of Master are not included in this Form 8-K and will be filed supplementary.


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                           SIGNATURES


Pursuant to the requirements of the securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                     EAGLE CAPITAL INTERNATIONAL, LTD


Dated: May 1, 2001                  By:/s/ Anthony D'Amato
                                       ------------------------------
                                       Anthony D'Amato
                                       President


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